Agreement on Line of Credit

No.: 2012 Zhen Zhong Yin Bu E Xie Zi No. 000127

Party A: Shenzhen Highpower Technology Co., Ltd.

Business License No.: 440307503274740

Legal representative/principal: Dangyu Pan

Domicile: Building A2, Luoshan Industrial Park, Pinghu Town, Longgang District, Shenzhen

Zip Code: 518111

Bank & account No.: Bank of China, Pinghu Sub-branch

Tel.: 89686236    Fax: 89686298

Party B: Bank of China Limited, Shenzhen Buji Sub-branch

Legal representative/Principal: Yong Yang

Domicile: No. 108, Buji Road, Buji Town, Longgang District, Shenzhen

Zip Code: 518112

Tel.: 28274825

Fax: 28270847

Party A and Party B, in order to develop friendly and mutual benefit cooperation relationship, reached the following agreement through negotiation pursuant to principles of voluntariness, equality, mutual benefit and honesty.

Article 1: Scope of business

Party B will provide Party A the line of credit as agreed in the Agreement. Party A may, subject to the preconditions as agreed herein and in relevant single agreement, apply to Party B for revolving use, adjustment or one-time use of the line of credit for the purpose of RMB short-term loan, foreign currency short-term loan, trade financing, Letter of Guarantee, funding business and other credit business (collectively referred to as “single loan business”).

Trade financing, as mentioned herein, includes opening international L/C, opening domestic L/C, import bill advance, loading guarantee, packing credit, export bill advance, discounting acceptance draft under time L/C, buyer bill advance for domestic L/C, seller bill advance for domestic L/C, negotiation of domestic L/C and other international and domestic trade financing businesses.

The letter of guarantee businesses referred to in this agreement includes all kinds of international and domestic businesses.

Article 2: Types and Sum of Line of Credit

Party B agrees to provide the following line of credit to Party A:

Currency: RMB

Sum: (in words) RMB FIFTY MILLION ONLY

 (in figures) RMB50,000,000.00

The detailed types and sum are as follows:

1. Line of credit for loan RMB TWENTY MILLION ONLY (RMB 20,000,000.00), which includes:

(1) Line of credit for current capital loan RMB TWENTY MILLION ONLY (RMB 20,000,000.00).

2. Line of bank acceptances: RMB THIRTY MILLION ONLY (RMB30,000,000.00), which includes:

(1) Line of credit for bank acceptances RMB THIRTY MILLION ONLY (RMB30,000,000.00).

Article 3: Use of the line of credit

1. Within the use period of the line of credit as agreed in the agreement, Party A may, without exceeding the scope of line regarding respective single loan business as agreed herein, use the respective line of credit by the following (1) manner:

(1) Revolving use: the detailed types of line of credit are Line of credit for current capital loan and line of credit for bank acceptances

(2) One-time use: the detailed types of line of credit are:         ∥        .

In case Party A intends to adjust the use of line of loan of credit as agreed in Article 2, it shall apply to Party B in written form, subsequent to which Party B shall determine whether or not grant and the details of the adjustment and inform Party A in written form accordingly.

2. As of the effective date of the Agreement, the balance of credit based on Agreement on Line of Credit or similar agreement and single agreement thereof previously effective shall be deemed the credit generated hereunder.

In which, the balance of credit in the line of credit shall be deemed the line of credit hereunder.

3. Unless otherwise agreed, the following businesses shall not be incorporated into the line of credit:

(1) Export bill advance where the L/C is consistent with documents;

(2) Bill advance or financing based on the export L/C acceptable by Party B and accepted/ honored/ confirmed for payment/ confirmed by the opening bank or confirming house, or based on the bill of exchange or sum under domestic L/C;

(3) Where Party A would provide deposit, national debt, or deposit receipt issued by Party B, or the acceptance bill, letter of guarantee and standing L/C acceptable to Party B, the sum of credit corresponding to the said guarantee will not be incorporated into the line of credit;

(4) Other businesses not incorporated into the line of credit otherwise confirmed by both parties in written form.

Though the said items will not be incorporated into the line of credit, the business agreements thereof shall still constitute the single agreement hereunder and the integral part hereof and shall be bound by the Agreement hereof, unless otherwise agreed in the said business agreements.

Article 4: Agreements Executed in Single Loan Business

Party A shall, in case of applying to Party B for the single loan business hereunder, submit respective application and/or execute respective contract/agreement (collectively referred to as “single agreement”) with Party B.

Article 5: Use period of the line of credit

The use period of the line of credit as stated in Article 2 hereof shall be from the effective date to January 13, 2013.

At the expiration of the aforesaid use period, where Party B provides the line of credit to Party A through negotiation, both parties may execute supplemental agreement in written form, define clearly the new line of credit and use period etc. The said supplemental agreement shall constitute integral part of the Agreement hereof, and any items uncovered in supplemental agreement shall be subject to provisions herein. The supplemental agreement shall be of the equal force effect as of the Agreement hereof.

Expiration of the use period as aforementioned shall not influence the force effect of the Agreement and shall not constitute the cause of terminating the Agreement. Single loan business executed between Party A and Party B in light of the Agreement will be performed as per the agreements in the Agreement and in relevant single agreement. Any rights and obligations already generated shall be performed completely.

Article 6: Preconditions for single loan business

Party A shall comply with the following conditions regarding single loan business as required by Party B:

1. Reserve for Party B relevant Company file, document, seal, name list of relevant staff, specimen signature relevant to the Agreement and single agreement, and fill in relevant certificates;

2. Open the account required by single loan business;

3. The guarantee agreed in the Agreement and single agreement has been effectively established;

4. Other preconditions required of the single business agreed in single business agreement;

5. Other conditions to be met by Party A deemed necessary by Party B.

Article 7: Guarantee

With respect to the liabilities of Party A to Party B arising from the Agreement and any single agreements, both parties agree to guarantee the liabilities by the following methods:

(1) Springpower Technology (Shenzhen) Co., Ltd provides the maximum guarantee and sign corresponding Contract on Maximum Guarantee;

(2) Hong Kong Highpower Technology Co., Ltd provides the maximum guarantee and sign corresponding Contract on Maximum Guarantee;

(3) Mr. Dangyu Pan provides the maximum guarantee and sign corresponding Contract on Maximum Guarantee;

Maximum pledge:

(1)	Shenzhen Highpower tech. CO., Ltd. provides the maximum pledge and sign corresponding Contract on Maximum Pledge.

In case of any events occurred to Party A or the guarantor which is deemed to be influencing the performance capacity of Party A or the guarantor, or in case the guarantee contract turns to invalid, is cancelled or rescinded, or in case Party A or the guarantor seriously deteriorates in the financial position or is involved in significant litigation or arbitration cases or any other conditions which may influence its performance capacity hereunder, or in case the guarantor breaches the guarantee contract or any other contract executed between Party B, or in case the collateral is depreciated, damaged, lost or sealed which weakens or eliminates the guarantee value, Party B shall have the right to require Party A and Party A shall be obligated to provide new guarantee, to change guarantor etc to guarantee the liabilities hereunder.

Article 8: Representations and commitments

Party A’s statements are as follows:

1. Party A is lawfully registered and validly existed and of the full capacity for private rights and the full capacity for civil acts as needed for the execution and performance of the Agreement;

2. Executing and performing the Agreement and single agreements shall be the declaration of Party A's true intention with legal and valid authorization in accordance with the articles of association or other internal management document. Execution and performance of the Agreement and single agreements will not breach any agreement, contract or other legal documents binding Party A. Party A has acquired or will acquired all relevant approvals, permissions, filings or registrations needed by the execution and performance of the Agreement;

3. All documents, financial statements, certificates and other materials provided by Party A hereunder and under any single agreement shall be true, complete, accurate and valid;

4. The background of the transaction hereunder shall be true and legal, which will not be used for illegal purposes like money laundering etc;

5. Party A did not conceal from Party B any event which may influence the financial position and performance capacity of itself and the guarantor.

Party A makes the commitments as follows:

1. Party A will submit the financial statements (including but not limited to annual statements, quarterly statements and monthly statements) on a regular basis or in a timely manner as required;

2. Party A will accept and cooperate with Party B’s inspection and monitor over the use condition of the line of credit and relevant production and operation, financial activities;

3. In case Party A executes with the guarantor hereunder any counter-guarantee contract or similar contract, it shall not impair any rights of Party B hereunder;

4. In case of any conditions which may influence the financial position and performance capacity of Party A or the guarantor hereunder, including but not limited to the split-up, merging, pooling, joint venture with foreign investors, cooperation, contract operation, reconstruction, transformation, planning for listing etc of its business manner in any form, reduction of registered capital, significant asset or equity transfer, bearing of significant indebtedness, setup of new significant liability on the collateral, seal-up of the collateral, wind-up, revocation or (being applied) application for bankruptcy etc, or engaging in any significant litigation or arbitration cases, Party A shall timely inform Party B;

5. Party A agrees to follow Party B’s relevant regulations and business practices regarding any items not covered in the Agreement and in any single agreement.

6. Other agreement: (1) Party is not allowed to distribute profit without Party B’s consent.

(2)	The funds Party A deposits in Party B’s bank shall not less than the line of credit granted by Party B. In case the borrower fails to perform the above mentioned terms, Party B has the right to raise the interest rate by 10% above the actual lending interest rate, or declare an early maturity of the loan.

Article 9: Internal related transaction and disclosure thereof in Party A’s Group

Both parties agreed to follow the item 1 as mentioned hereunder:

1. Party A does not fall into the customer group as determined in Guidelines for the Risk Management by Commercial Banks for Granting Credit to Customer Groups (“Guidelines”);

2. Party A falls into the category of customer group as defined by Party B in compliance with Guidelines. Party A shall, subject to provisions of Article 17 of Guidelines, timely report to Party B the conditions of any related transaction over 10% of Party A’s net assets, including the related relation of parties concerned, transaction items, transaction nature, sum or respective ratio, pricing policies (incl. transaction without any sum or with only symbolic sum).

Article 10: Defaults and treatment

Any of the following conditions shall constitute or be deemed as the default of Party A hereunder or under any single agreement:

1. Party A fails to perform the payment and settlement obligations to Party B as agreed in the Agreement and single agreement;

2. Party A fails to use the funds acquired for agreed purposes as stated in the Agreement and single agreement;

3. The representations made by Party A in the Agreement and single agreement are untrue or breached the commitment in the Agreement and single agreement.

4. In case of the condition provided in Article 8, item 2 (4) which is deemed by Party B as influencing Party A’s financial position and performance capacity, or influencing the guarantor’s financial position and performance capacity, while Party A fails to provide new guarantee and replace guarantor as agreed in the Agreement.

5. Party A terminates the business or is engaged in any wind-up, cancellation or bankruptcy issues.

6. Party A breaches any other agreements regarding involving party's obligations in the agreement or in single agreement.

7. Party A was engaged in any default issues under any other contract with Party B or other organizations under Bank of China Limited;

8. The guarantor breaches the agreement in guarantee contract, or is engaged in any default issues under any other contract with Party B or other organizations under Bank of China Limited.

Party B shall, according to the actual situation, have the right to take the following measures jointly or respectively regarding the aforesaid default issues:

1. Require Party A and the guarantor to correct the default action within required duration;

2. Reduce, suspend or terminate in whole or in part the line of credit granted to Party A;

3. Suspend or terminate in whole or in part any business application of Party A under the Agreement, single agreement or any other agreement between Party A and Party B; suspend or terminate in whole or in part the issuance and handling of any loan not issued, any trading financing business and letter of guarantee business not handled;

4. Declare that the loan, trade financing sum, principal and interest of advanced sum for letter of guarantee not repaid and other payables under the Agreement, single agreement or any other agreement between Party A and Party B shall be in whole or in part be mature immediately;

5. Terminate or cancel the Agreement, terminate or cancel single agreements and other agreements between Party A and Party B in whole or in part;

6. Require Party A to indemnify the losses caused to Party B thereby;

7. With prior or after notice, deduct the sum in the account opened in Party B to discharge all or part liabilities of Party B attributable to Party A. Any premature sum in the account shall be deemed mature in advance. Where the currency of the account is different from the pricing currency of Party B’s business, the settlement exchange rate applicable to Party B at the time of deduction shall be followed for the translation;

8. Exercise the security interest;

9. Require the guarantors to undertake the guarantee responsibilities;

10. Any other measures deemed necessary by Party B.

Article 11: Rights reservation

Any party’s failure in performing the rights under the Agreement, single agreement in whole or in part or in requiring the other party to perform and undertake partial or whole liabilities and obligations shall not constitute the waiver of the rights or release of the liabilities or obligations.

Any party’s allowance or extension to the other party or delay in performing the rights under the Agreement or single agreement shall not affect any of its rights under the Agreement, single agreement, laws or regulations and shall not be deemed as the waiver of the rights.

Article 12: Modification, alteration, termination and partial invalidity

The Agreement may be subject to modification or alteration with both parties’ negotiation and consensus, and any modification or alteration made thereby shall constitute integral part of the Agreement.

Unless otherwise provided by laws or regulations or otherwise agreed by both parties concerned, the Agreement shall not be terminated prior to the complete performance of the rights and obligations hereunder and under single agreement.

Unless otherwise provided by laws or regulations or otherwise agreed by both parties concerned, the invalidity of any provisions herein shall not influence the validity of any other provisions herein.

Article 13: Applicable laws and dispute settlement

Unless otherwise agreed by parties concerned, the Agreement and single agreement shall be governed by laws of the People’s Republic of China.

Unless otherwise agreed by parties concerned, upon the coming into force of the Agreement and single agreement, any and all disputes arising from or in connection with the execution and performance of the Agreement and single agreement shall be subject to negotiation between both parties, failing which any party hereto may solve the dispute under question by the 2 manner mentioned below:

1. Submit to        /            arbitration committee for arbitration.

2. Appeal to the people's court in the place where Party B resides or where any other organizations under Bank of China Limited performing rights and undertaking obligations under the Agreement or single agreement reside.

3. Appeal to the people’s court with jurisdiction.

During the dispute settlement period, any other articles not affected by the dispute shall be performed as well.

Article 14: Attachments

The following attachments and any other attachments and single agreements jointly confirmed by both parties shall constitute integral part of the Agreement and be of the same force effect with the Agreement.

Attachment 1: terms of individual cases.

Article 16: Other agreements

1. Party A, without the consent of Party B in written, shall not transfer any rights and obligations hereunder or under any single agreement to any third party.

2. In case Party B shall, as required by business, entrust other organizations under Bank of China Limited to exercise the rights and undertake obligations under the Agreement and single agreement, Party A shall agree with the arrangement. Other organizations under Bank of China Limited as authorized by Party B shall have the right to exercise all rights under the Agreement and single agreement and shall have the right to appeal to the people’s court or to arbitration institution for any dispute under the Agreement or single agreement.

3. The Agreement shall be binding upon both parties and successors and assignees legally generated of both parties without affecting any other provisions herein and in single agreement.

4. Unless otherwise agreed, domicile designated by both parties herein shall be the address of both parties for communication. Both parties commit to inform the other party in written form in case of changing the said domicile.

5. Headings and business names as mentioned herein shall be used only for the convenience of reference, which shall not be regarded as the interpretation of provisions contained herein or rights and obligations of parties hereto.

6. In case Party B can’t perform the agreement due to the changes of laws, rule and regulations, Party B has the right to terminate or perform the agreement or single agreement according to the changes of laws, rule and regulations. Party B shall be exempt from responsibilities resulted from these reasons in case the situations appears.

Article 16: Effectiveness of the agreement

The Agreement shall come into force with the signature of both parties’ legal representatives, principals or authorized signatories and with both parties’ official seals.

The Agreement shall be made in eight copies, out of which Party A shall hold two, Party B shall hold two , the Guarantor shall hold three and the pledge registration authority shall hold one. The eight originals shall be of the same legal force.

Party A: Shenzhen Highpower Technology Co., Ltd.

Signatory:	/s/ Dang Yu Pan	(Official Seal)

January 13, 2012

Party B: Bank of China Limited, Shenzhen Buji Sub-branch

/s/ [SEAL]

Signatory:	Yong Yang	(Official Seal)

January 13, 2012